Exhibit 10.30

AMENDMENT TO EMPLOYMENT AGREEMENT

This AMENDMENT TO EMPLOYMENT AGREEMENT (“Amendment”) is made effective as of September 6, 2006 (“Effective Date”), by and between IT&E International Group, Inc., a Delaware corporation (“Company”) and Gene Resnick, M.D. (“Executive”).

RECITALS

A.            Company and Executive have previously entered into that certain Employment Agreement dated November 9, 2005 (the “Prior Agreement”).

B.            The parties to the Prior Agreement desire to amend the Prior Agreement to amend and restate certain provisions set forth in the Prior Agreement in light of certain amendments made to that certain Asset Purchase Agreement between Company, Executive and Millennix Inc. dated November 9, 2005 and amended as of even date herewith.

NOW, THEREFORE, in consideration of the foregoing facts and mutual agreements set forth below, the parties intending to be legally bound, agree to amend the Prior Agreement as follows:

1.             Employment Term.  Section 2 of the Prior Agreement is hereby amended and restated in its entirety as follows:

“The term of Executive’s employment under this Agreement shall commence as of the Effective Date and shall continue until January 1, 2009 (the “Employment Term”), unless earlier terminated by either the Executive or the Company.”

2.             Base Salary.  Section 3.1 of the Prior Agreement is hereby amended and restated in its entirety as follows:

“As compensation for Executive’s performance of his duties hereunder, Company shall pay to Executive an initial base salary of Twenty Five Thousand Four Hundred Sixteen Dollars and Sixty Six Cents ($25,416.66) per month, which if annualized, would represent Three Hundred Five Thousand Dollars ($305,000) (“Annual Base Salary”), payable in accordance with the normal payroll practices of Company, less required deductions for state and federal withholding tax, social security and all other employment taxes and payroll deductions.”

3.             Severance Payment.  Section 8.1(b) of the Prior Agreement is hereby amended and restated in its entirety as follows:

(b)           “a ‘Severance Payment’ equal to the greater of: (i) the amount of Executive’s then in effect Base Salary that would have been payable to Executive if Executive had been employed by the Company from the Date of Termination through

November 9, 2007, or (ii) an amount equal to one (1) year of Executive’s then in effect Base Salary; and”

4.             References.  All references in the Prior Agreement to the “Agreement” shall mean the Prior Agreement, as amended by this Amendment.

5.             Full Force and Effect.  Except as expressly provided in this Amendment, all other terms and conditions of the Prior Agreement shall remain in full force and effect.

6.             Successors and Assigns.  This Amendment shall be binding upon and inure to the benefit of Company and Executive and their respective successors and assigns.

7.             Counterparts.  This Amendment may be executed in counterparts, each of which shall be deemed an original, and all of which, when taken together, shall constitute one and the same agreement.

[Signature Page to Amendment to Employment Agreement Follows]

IN WITNESS WHEREOF, the undersigned, intending to be legally bound, have executed this Agreement as of the date first above written.

“Company”	IT&E INTERNATIONAL GROUP, INC., a Delaware corporation

	By:	/s/ Philip T. Lavin
Name: Philip T. Lavin Title: Chief Executive Officer

	Address:	4 California Avenue Framingham, Massachusetts 01701

“Executive”	By:	/s/ Gene Resnick, M.D.
	Name:	Gene Resnick, M.D.
	Address:	800 Westchester Avenue, Suite N341 Rye Brook, New York 10573

[Signature Page to Amendment to Employment Agreement]